Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-264220 on Form S-1 of our report dated March 9, 2022 relating to the financial statements of Crescent Energy Company, appearing in the Annual Report on Form 10-K of Crescent Energy Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
May 18, 2022